UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2015
PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9740 Scranton Road, San Diego, CA 92121
(Address of Principal Executive Offices, including Zip Code)
Registrant's telephone number, including area code: (858) 404-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 8, 2015, PriceSmart, Inc. issued a press release regarding its results of operations for its first quarter ended November 30, 2014 and its net warehouse club sales for the month ended December 31, 2014. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall be deemed “furnished” and not “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:
Exhibit No.	Description
99.1	Press Release of PriceSmart, Inc. dated January 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2015	/S/ JOHN M. HEFFNER
John M. Heffner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of PriceSmart, Inc. dated January 8, 2015.

PriceSmart Announces First Quarter Results of Operations for Fiscal Year 2015
and December Sales

San Diego, CA (January 8, 2015) - PriceSmart, Inc. (NASDAQ: PSMT) today announced its results of operations for the first quarter of fiscal year 2015 which ended on November 30, 2014.

For the first quarter of fiscal year 2015, net warehouse club sales increased 7.9% to $636.4 million from $589.7 million in the first quarter of fiscal year 2014. Total revenues for the first quarter of fiscal year 2015 was $656.0 million compared to $605.6 million in the first quarter of the prior year. The Company had 36 clubs in operation as of November 30, 2014, compared to 32 warehouse clubs in operation as of November 30, 2013.

The Company recorded operating income for the first quarter of $36.3 million, compared to operating income of$32.4 million for the first quarter of the prior year. Net income was $20.6 million, or $0.68 per diluted share, in the first quarter of fiscal year 2015. Net income in the first quarter of fiscal year 2014 was $21.4 million, or $0.71 per diluted share.

For the month of December 2014, net sales increased 9.6% to $307.8 million from $280.8 million in December a year earlier. For the four months ended December 31, 2014, net sales increased 8.5% to $944.2 million from $870.5 million in the same period last year. There were 36 warehouse clubs in operation at the end of December 2014 compared to 32 warehouse clubs in operation in December 2013.

For the four weeks ended December 28, 2014, comparable warehouse sales for the 31 warehouse clubs open at least 13 1/2 full months increased 0.3% compared to the same four-week period last year. For the seventeen-week period ended December 28, 2014, comparable warehouse sales increased 1.5% compared to the comparable seventeen-week period a year ago.

PriceSmart management plans to host a conference call at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) on Friday, January 9, 2015, to discuss the financial results. Individuals interested in participating in the conference call may do so by dialing (888) 466-4447 toll free, or (719) 325-2310 for international callers, and entering participant code 1818608. A digital replay will be available through January 31, 2015, following the conclusion of the call by dialing (888) 203-1112 for domestic callers, or (719) 457-0820 for international callers, and entering relay passcode 1818608.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 36 warehouse clubs in 12 countries and one U.S. territory (six each in Costa Rica, and Colombia; four each in Panama, and Trinidad; three each in Guatemala, the Dominican Republic, and Honduras; two in El Salvador; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow, proposed warehouse club openings, the Company's performance relative to competitors, the outcome of tax proceedings and related matters. These forward-looking statements include, but are not limited to, statements containing the words expect, believe, will, may, should, project, estimate, anticipated, scheduled, and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: our financial performance is dependent on international operations, which exposes us to various risks; any failure by us to manage our widely dispersed operations could adversely affect our business; we face significant competition; future sales growth depends, in part, on our ability to successfully open new warehouse clubs; we might not identify in a timely manner or effectively respond to changes in consumer preferences for merchandise, which could adversely affect our relationship with members, demand for our products and market share; although we have begun to offer limited online shopping to our members, our sales could be adversely affected if one or more major international online retailers were to enter our markets or if other competitors were to offer a superior online experience; we face difficulties in the shipment of, and inherent risks in the importation of, merchandise to our warehouse clubs; we are exposed to weather and other natural disaster risks; general economic conditions could adversely impact our business in various respects; we are subject to risks associated with possible changes in our relationships with third parties with which we do business, as well as the performance of such third parties; we rely extensively on computer systems to process transactions, summarize results and manage our business, and failure to adequately maintain our systems or disruptions in our systems could harm our business and adversely affect our results of operations; we could be subject to additional tax liabilities; a few of our stockholders own approximately 28.1% of our voting stock as of August 31, 2014,which ma y make it difficult to complete some corporate transactions without their support and may impede a change in control; our inability to develop and retain existing key personnel or to attract highly qualified employees could adversely impact our business, financial condition and results of operations; we are subject to volatility in foreign currency exchange rates; we face the risk of exposure to product liability claims, a product recall and adverse publicity; if we do not maintain the privacy and security of confidential information, we could damage our reputation, incur substantial additional costs and become subject to litigation; we are subject to payment related risks; changes in accounting standards and assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial condition and results of operations; we face increased public company compliance risks and compliance risks related to our international operations; we face increased compliance risks associated with compliance with Section 404 of the Sarbanes- Oxley Act of 2002; and if remediation costs or hazardous substance contamination levels at certain properties for which we maintain financial responsibility exceed management’s current expectations, our financial condition and results of operations could be adversely impacted. In addition to the risks described above, these statements are also subject to other risks detailed in the Company's U.S. Securities and Exchange Commission (SEC) reports, including the Company's Annual Report on Form 10-K filed for the fiscal year ended August 31, 2014 filed on October 30, 2014 pursuant to the Securities Exchange Act of 1934. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting Officer (858) 404-
8826.

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended November 30,
	2014	2013
Revenues:
Net warehouse club sales	$636,415	$589,694
Export sales	8,431	5,721
Membership income	10,115	9,268
Other income	1,060	918
Total revenues	656,021	605,601
Operating expenses:
Cost of goods sold:
Net warehouse club	539,028	504,287
Export	8,027	5,441
Selling, general and administrative:
Warehouse club operations	56,210	51,772
General and administrative	13,350	11,184
Pre-opening expenses	3,149	474
Loss/(gain) on disposal of assets	(28)	84
Total operating expenses	619,736	573,242
Operating income	36,285	32,359
Other income (expense):
Interest income	264	181
Interest expense	(1,174)	(1,038)
Other income (expense), net	(2,632)	311
Total other expense	(3,542)	(546)
Income before provision for income taxes and income (loss) of unconsolidated affiliates	32,743	31,813
Provision for income taxes	(12,102)	(10,385)
Income (loss) of unconsolidated affiliates	6	4
Net income	20,647	$21,432
Net income per share available for distribution:
Basic net income per share	$0.68	$0.71
Diluted net income per share	$0.68	$0.71
Shares used in per share computations:
Basic	29,791	29,690
Diluted	29,799	29,702
Dividends per share	$—	$—

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	November 30, 2014	August 31, 2014
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$119,213	$137,098
Short-term restricted cash	4,376	2,353
Receivables, net of allowance for doubtful accounts of $3 and $0 as of November 30, 2014 and August 31, 2014, respectively	6,467	7,910
Merchandise inventories	323,408	226,383
Deferred tax assets – current	7,121	6,177
Prepaid expenses and other current assets (includes $1,493 and $495 as of November 30, 2014 and August 31, 2014, respectively, for the fair value of derivative instruments and $1,484 as of November 30, 2014 for the fair value of foreign currency forward contracts)	25,189	17,260
Total current assets	485,774	397,181
Long-term restricted cash	27,062	27,013
Property and equipment, net	432,872	426,325
Goodwill	36,162	36,108
Deferred tax assets – long term	9,449	11,825
Other non-current assets (includes $3,926 and $1,095 as of November 30, 2014 and August 31, 2014, respectively, for the fair value of derivative instruments)	35,744	30,755
Investment in unconsolidated affiliates	10,069	8,863
Total Assets	$1,037,132	$938,070
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$17,066	$—
Accounts payable	282,435	223,559
Accrued salaries and benefits	16,221	17,799
Deferred membership income	20,190	17,932
Income taxes payable	7,577	7,718
Other accrued expenses (includes $7 and $14 as of November 30, 2014 and August 31, 2014, respectively, for the fair value of foreign currency forward contracts)	25,052	21,030
Long-term debt, current portion	10,932	11,848
Deferred tax liability – current	162	157
Total current liabilities	379,635	300,043
Deferred tax liability – long-term	2,398	2,290
Long-term portion of deferred rent	5,951	5,591
Long-term income taxes payable, net of current portion	1,816	1,918
Long-term debt, net of current portion	85,378	79,591
Other long-term liabilities (includes $535 and $0 for the fair value of derivative instruments and $370 and $372 for the defined benefit plan as of November 30, 2014 and August 31, 2014, respectively)	905	372
Total liabilities	476,083	389,805
Equity:
Common stock, $0.0001 par value, 45,000,000 shares authorized; 30,950,701 shares issued and 30,209,917 shares outstanding (net of treasury shares) as of November 30, 2014 and August 31, 2014, respectively	3	3
Preferred stock $0.0001 par value; 2,000,000 shares authorized; no shares issued and outstanding as of November 30, 2014 and August 31, 2014	—	—
Additional paid-in capital	398,706	397,150
Tax benefit from stock-based compensation	9,505	9,505
Accumulated other comprehensive loss	(58,705)	(49,286)
Retained earnings	236,260	215,613
Less: treasury stock at cost; 740,784 shares as of November 30, 2014 and August 31, 2014, respectively	(24,720)	(24,720)
Total equity	561,049	548,265
Total Liabilities and Equity	$1,037,132	$938,070